UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

TRXADE HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No Fee Required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TRxADE HEALTH, INC.

2420 Brunello Trace

Lutz, Florida 33558

(800) 261-0281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [-], 2023

TO THE STOCKHOLDERS OF TRXADE HEALTH, INC.:

Notice is hereby given of the 2023 annual meeting of stockholders of TRxADE Health, Inc., which we refer to as “we,” “us,” “our,” “Trxade” or the “Company,” to be held at [-] [a.m./p.m.] local time at the Company’s corporate offices: 2420 Brunello Trace, Lutz, Florida 33558 (the “Annual Meeting”), for the following purposes:

●	To approve a proposal to authorize our board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Second Amended and Restated Certificate of Incorporation, as amended to the date of this proxy statement (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding common stock, par value $0.00001 per share, at a ratio to be determined by the Board, ranging from one-for-ten to one-for-one hundred (the “Reverse Split”), with the Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than December 31, 2023, when the authority granted in this proposal to implement the Reverse Split would terminate (Proposal 1);

●	To approve an amendment to the Company’s Second Amended and Restated 2019 Equity Incentive Plan (“2019 Equity Incentive Plan”) to increase the number of shares reserved for issuance thereunder by 2,000,000 shares (Proposal 2);

●	To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Suren Ajjarapu, Prashant Patel, Donald G. Fell, Michael L. Peterson, and Jeff Newell (Proposal 3);

●	To ratify the appointment of MaloneBailey LLP as our independent auditor for the fiscal year ending December 31, 2023 (Proposal 4);

●	To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum (Proposal 5); and

●	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board has fixed the close of business on [-], 2023 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free [-] and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access www.[-] and follow the steps outlined on the secure website.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote in accordance with the instructions in the Notice or by completing, signing, dating, and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

This Notice and Proxy Statement are dated [-], 2023 and are first being mailed to shareholders on or about [-], 2023. Please note that this Notice and Proxy Statement are also available at http://www.[-].

[-], 2023

By order of the Board,

Suren Ajjarapu
Chairman of the Board

i

TRxADE HEALTH, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on [-], 2023

TABLE OF CONTENTS

Notice of Annual Meeting Of Stockholders

TRxADE HEALTH, INC.

2420 Brunello Trace

Lutz, Florida 33558

(800) 261-0281

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of TRxADE Health, Inc. (“we,” “us,” the “Company,” or “Trxade”), which will be held on [-], 2023, at [-] [a.m./p.m.] [Eastern Time] virtually at www.[-].

By visiting this website, you may attend the Annual Meeting online, vote your shares electronically, and submit your questions to management during the Annual Meeting. You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free [-] and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access www.[-] and follow the steps outlined on the secure website.

In addition to receiving printed copies, this Proxy Statement is also available to stockholders at http://www.[-].

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

● Proposal 1: To approve a proposal to authorize the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Certificate of Incorporation, as amended to the date of this proxy statement, to effect a reverse stock split of our issued and outstanding common stock at a ratio to be determined by the Board, ranging from one-for-ten to one-for-one hundred, with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than December 31, 2023, when the authority granted in this proposal to implement the Reverse Split would terminate;

● Proposal 2: To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

● Proposal 3: To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Suren Ajjarapu, Prashant Patel, Donald G. Fell, Michael L. Peterson, and Jeff Newell;

● Proposal 4: To ratify the appointment of MaloneBailey LLP as our independent auditor for the fiscal year ending December 31, 2023; and

● Proposal 5: To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

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Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 20 for important information about the proxy materials, voting, and the Annual Meeting. If you have any questions, require any assistance with voting your shares, or need additional copies of this Proxy Statement or voting materials, please contact:

[Name]

TRxADE Health, Inc.

Main: [-]

Direct: [-]

Email: [-]

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: APPROVAL OF THE REVERSE STOCK SPLIT OF OUR COMMON STOCK

Background

By this Proposal 1, the Board is requesting approval to complete a reverse stock split at a ratio ranging from one-for-ten to one-for-one hundred. Proposal 1 will provide the Board flexibility to complete such reverse stock split, if at all, on or before December 31, 2023.

General

The Board has unanimously adopted a resolution approving, declaring advisable, and recommending to the stockholders for their approval, a proposal to amend the Certificate of Incorporation to effect the Reverse Split of our common stock at any whole number ratio between, and inclusive of, one-for-ten to one-for-one hundred. Approval of this Proposal 1 will grant the Board the authority, without further action by the stockholders, to implement an amendment to the Certificate of Incorporation to effect the Reverse Split (the “Amendment”) no later than December 31, 2023, with the exact exchange ratio and timing of the Reverse Split (if at all) to be determined at the discretion of the Board. The Board’s decision whether or not (and when) to effect the Reverse Split, and at what whole number ratio to effect the Reverse Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock, and the listing requirements of The Nasdaq Capital Market. If the Board does not implement the Reverse Split before December 31, 2023, the authority granted in this proposal to implement the Reverse Split would terminate. Further, if the stockholders do not approve this Proposal 1, the Board will not be authorized to effect the Reverse Split.

A sample form of the certificate of amendment relating to this Proposal 1, which we would file with the Secretary of State of the State of Delaware to implement the Reverse Split, is attached to this Proxy Statement as Appendix A.

Rationale for a Reverse Split

The primary purpose for effecting the Reverse Split is to increase the per-share trading price of our common stock so we can:

● meet the price criteria for listing on Nasdaq;

● broaden the pool of investors that may be interested in investing in our Company by attracting new investors who would prefer not to invest, or cannot invest, in shares that trade at lower share prices; and

● make our common stock a more attractive investment to institutional investors.

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In evaluating the Reverse Split, the Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants, including their awareness that the trading prices of the common stock of some companies that have effected reverse stock splits have subsequently declined to pre-reverse stock split levels. In recommending the Reverse Split, the Board determined that it believes the potential benefits of the Reverse Split significantly outweighed these potential negative factors.

Potential Advantages of a Reverse Split

The Board is seeking authority to effect the Reverse Split with the primary intent of increasing the price of our common stock to meet the price criteria for listing on Nasdaq and making our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in our and our stockholders’ best interests.

The Board believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. The Board believes that the higher share price that may result from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Potential Risks from a Reverse Split

We cannot assure that the total market capitalization of our common stock after the implementation of the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per-share market price of our common stock following the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Split. Also, we cannot assure you that the Reverse Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions, and the market perception of our business. You should also keep in mind that the implementation of the Reverse Split does not affect the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company (subject to the treatment of fractional shares). If the overall value of our common stock declines after the proposed Reverse Split, however, then the actual or intrinsic value of the shares of our common stock will also proportionately decrease as a result of the overall decline in value.

Further, the Reverse Split may reduce the liquidity of our common stock, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the expected increase in stock price as a result of the Reverse Split is not sustained. If we effect the Reverse Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

Although we expect the Reverse Split to result in an increase in the market price of our common stock, the Reverse Split may not result in a permanent increase in the market price of our common stock, which would depend on many factors, including general economic, market and industry conditions, and other factors described from time to time in the reports we file with the SEC.

Effect of the Reverse Split

If our stockholders approve the Reverse Split and the Board elects to effect the Reverse Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board (subject to the treatment of fractional shares), while the number of authorized shares of common stock will remain at 100,000,000. As of the effective time of the Reverse Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units, if any. In addition, as of the effective time of the Reverse Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

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The Reverse Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We would not issue fractional shares in connection with the Reverse Split. Instead, any stockholders who own a number of shares not evenly divisible by the Reverse Split ratio would be entitled to the rounding up of their fractional share to the nearest whole share. The Reverse Split would not change the terms of our common stock. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

After the effective time of the Reverse Split, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and investors holding stock certificates with the older CUSIP number will need to exchange them for stock certificates with the new CUSIP numbers by following the procedures described below.

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Split will not affect the registration of our common stock under the Exchange Act, and following the Reverse Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

Assuming Reverse Split ratios of 1-for-10, 1-for-50, and 1-for-100, the following table sets forth (a) the number of shares of our common stock that would be issued and outstanding, (b) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants, and restricted stock units, and (c) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Split and based on securities outstanding as of [-], 2023, the record date (without giving effect to the treatment of fractional shares).

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-10 (1)	Reverse Stock Split Ratio of 1-for-50 (1)	Reverse Stock Split Ratio of 1-for-100 (1)
Number of Shares of Common Stock Issued and Outstanding	10,110,978	1,011,098	202,220	101,110
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options and Warrants	2,947,475	294,748	58,950	29,475
Weighted-Average Exercise Price of Outstanding Options and Warrants	$1.75	$17.50	$87.50	$175.00

(1)	The actual number of shares of common stock outstanding after the Reverse Stock Split may be higher depending on the number of fractional shares that are rounded up.

If the Board does not implement the Reverse Split before December 31, 2023, the authority granted in this proposal to implement the Reverse Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Split, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.

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Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 110,000,000 shares of capital stock, comprised of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. A total of 10,110,978 shares of common stock are outstanding. While the Reverse Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the practical effect of the Reverse Split would be to substantially increase the number of shares of common stock available for issuance under our Certificate of Incorporation. The Board believes that such an increase is in our and our stockholders’ best interests because it would give us greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures, and acquisitions as well as under our equity incentive plans and for other general corporate purposes. Although we do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Split is effected, we believe it would be advantageous in the future to have the shares available for the purposes described above in the future.

By increasing the number of authorized but unissued shares of common stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of our Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines, in the exercise of its fiduciary duties, is not in the best interests of our Company or our stockholders. The Reverse Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split could have the effect of providing the Board with additional means to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business, including making it more difficult for stockholders to remove directors. The Board is not aware of any attempt to take control of our Company and did not authorize the Reverse Split with the intention of using it as a type of anti-takeover device.

Procedure for Effecting the Reverse Split

If our stockholders approve the Reverse Split and if the Board concludes that the Reverse Split is in the best interests of our Company and our stockholders on a date no later than December 31, 2023, the Board would cause the Reverse Split to be implemented at a whole number ratio between one-for-ten to one-for-one hundred, as selected by the Board in its sole discretion. We would file the Certificate of Amendment with the Secretary of State of Delaware so that it becomes effective at the time the Board determines to be appropriate. The Board may delay effecting the Amendment without resoliciting stockholder approval to any time before December 31, 2023 (if at all). The Amendment would become effective on the date the Certificate of Amendment is filed with the Secretary of State of Delaware or at such later effective date and time as specified in the Certificate of Amendment.

Record and Beneficial Stockholders

If the Reverse Split is implemented, all of our registered holders of common stock who hold their shares electronically in book-entry form with our transfer agent, [-] (the “Transfer Agent”), will receive a statement from the Transfer Agent reflecting the number of shares of our common stock registered in their accounts. No action needs to be taken to receive post-Reverse Split shares because the exchange will be automatic. Stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate or certificates (“Old Certificates”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Split. The Transfer Agent will furnish to stockholders of record upon the effective time of the Reverse Split the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Split, the Transfer Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry form. You would not be able to use your Old Certificates representing pre-split shares for either transfers or deliveries. Accordingly, you must exchange your Old Certificates to effect transfers or deliveries of your shares.

Non-registered stockholders holding common stock through a bank, broker, or other nominee should note that such banks, brokers, or other nominees may have different procedures for processing the Reverse Split than those that we would put in place for registered stockholders. If you hold your shares with such a bank, broker, or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

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Fractional Shares

No fractional shares would be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares would be entitled to rounding up of their fractional share to the nearest whole share.

Effect on Options, Warrants, Preferred Stock, and Other Securities

All outstanding options, warrants, preferred stock, and other securities entitling their holders to purchase shares of our common stock, if any, would be adjusted as a result of the Reverse Split, as required by the terms of each security. In particular, the conversion ratio for each security would be reduced proportionately, and the exercise price, if applicable, would be increased proportionately, in accordance with the terms of each security and based on the exchange ratio implemented in the Reverse Split. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units, if any.

Accounting Matters

The Reverse Split would not affect the par value of our common stock per share, which would continue to be $0.00001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Split ratio. As a result, as of the effective time of the Reverse Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding, and we would adjust historical per share amounts in our future financial statements.

Discretionary Authority of the Board to Abandon Reverse Split

The Board reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Delaware of the Certificate of Amendment, even if our stockholders have authorized the Reverse Split at the Annual Meeting. By voting in favor of the Reverse Split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the Reverse Split, if the Board should so decide.

No Appraisal or Dissenters’ Rights

Neither Delaware law, the Certificate of Incorporation, nor our amended and restated by-laws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock who or that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

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●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the effect of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

●	Financial institutions;
●	Insurance companies;
●	Real estate investment trusts;
●	Regulated investment companies;
●	Grantor trusts;
●	Tax-exempt organizations;
●	Dealers or traders in securities or currencies;
●	U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or
●	U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local, and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Split may not be the same for all stockholders.

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

This discussion is for general information only and is not tax advice. It does not discuss all aspects of U.S. federal taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, stockholders should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the proposed reverse stock split arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

For Proposal 1 to be approved, holders of a majority of all outstanding shares must vote FOR Proposal 1. Abstentions and broker non-votes (if any) will essentially be no votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 2: AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN

Summary of the Proposal

The Board is asking stockholders to approve an amendment (the “Amendment”) to the Trxade Group, Inc. Second Amended and Restated 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). The Board will adopt an Amendment to the 2019 Equity Incentive Plan upon stockholder approval. The purpose of the Amendment is to increase the Share Limit (as defined below), number of shares reserved for issuance under the 2019 Equity Incentive Plan, by 2,000,000 shares.

Background

The purpose of the Amendment is to replenish equity award availability to advance the Company and its affiliate’s interests in recruiting and retaining employees, officers, consultants, and Board members and other individuals who provide services to the Company and its affiliates. The 2019 Equity Incentive Plan enables such persons to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders. We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

Current Share Reserve

The 2019 Equity Incentive Plan allows the issuance of up to the sum of (i) two million (2,000,000) shares of common stock, and (ii) an annual increase on April 1st of each calendar year, beginning in 2021 and ending in 2029 (each a “Date of Determination”), in each case subject to the approval and determination of the Administrator on or prior to the applicable Date of Determination, equal to the lesser of (A) ten percent (10%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Administrator (the “Share Limit”). Notwithstanding the foregoing, shares added to the Available Shares by the Share Limit are available for issuance as Incentive Stock Options only to the extent that making such shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. In the event that the Administrator shall not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable Date of Determination, the Share Limit and Available Shares, shall remain at such level as they were prior to such applicable Date of Determination. For clarity, the Available Shares is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.

Key Provisions of the 2019 Equity Incentive Plan

On October 9, 2019, the Board of Directors adopted the Company’s 2019 Equity Incentive Plan. On October 15, 2019, via a written consent, the majority stockholders approved and adopted the 2019 Equity Incentive Plan. On May 29, 2020, the stockholders approved an amendment to the 2019 Equity Incentive Plan to (a) increase by 1,000,000 (to 2,000,000), the number of shares reserved for issuance under such plan; and (b) to amend such plan to include an ‘evergreen’ feature, which will automatically increase the number of shares available for awards on an annual basis (as discussed in greater detail below under “Amendment to the 2019 Equity Incentive Plan”), which amendment was set forth in the Company’s Amended and Restated 2019 Equity Incentive Plan.

On April 15, 2021, the Board of Directors approved, subject to stockholder approval, a further amendment and restatement of the Company’s Amended and Restated 2019 Equity Incentive Plan which amended the Amended and Restated 2019 Equity Incentive Plan to (a) clarify that the plan includes a limitation on the number of shares of common stock that may be issued pursuant to the plan; (b) include a 25 million share limit on the number of shares of common stock issuable upon exercise of incentive stock options granted under the plan; and (c) make certain other conforming changes to the plan.

The Second Amended and Restated 2019 Equity Incentive Plan (as proposed to be amended and restated pursuant to this Proposal 3, the “2019 Equity Incentive Plan”) which includes the Plan Amendment has previously been approved by the Board of Directors, subject to stockholder approval at the Annual Meeting. If this Proposal 3 is not approved by our stockholders, we will continue to operate the 2019 Equity Incentive Plan pursuant to its current provisions.

As of the date of this proxy statement filing, options to purchase 113,154 shares of common stock and 217,965 shares of common stock have been awarded under the 2019 Equity Incentive Plan, with 1,684,548 shares of common stock remaining available for future awards under the 2019 Equity Incentive Plan, subject to annual increases in the discretion of the administrator of the 2019 Equity Incentive Plan as discussed below under “How much common stock is subject to the 2019 Equity Incentive Plan?”.

The following is a summary of the principal features of the 2019 Equity Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2019 Equity Incentive Plan. It is qualified in its entirety by reference to the full text of the 2019 Equity Incentive Plan, as proposed to be ratified, which is included as Appendix [B] to this Notice and Proxy Statement.

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What is the purpose of the 2019 Equity Incentive Plan?

The 2019 Equity Incentive Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The 2019 Equity Incentive Plan is designed to help attract and retain for the Company and its affiliates, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company and its affiliates.

Who is eligible to participate in the 2019 Equity Incentive Plan?

The 2019 Equity Incentive Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Administrator may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Administrator in its discretion shall deem relevant. Incentive stock options granted under the 2019 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2019 Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences?” below for a discussion of the principal federal income tax consequences of awards under the 2019 Equity Incentive Plan. No awards can be issued to any person in consideration for services rendered where such services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities.

No incentive stock option may be granted under the 2019 Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our Company or any affiliate of our Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

Who will administer the 2019 Equity Incentive Plan?

The 2019 Equity Incentive Plan is administered by the Board of Directors of the Company and/or the Company’s Compensation Committee (as applicable, the “Administrator”). The Administrator has the exclusive right to interpret and construe the 2019 Equity Incentive Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the 2019 Equity Incentive Plan.

If shares of common stock subject to an option or performance award granted under the 2019 Equity Incentive Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2019 Equity Incentive Plan. If shares of restricted stock awarded under the 2019 Equity Incentive Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall not again be available under the 2019 Equity Incentive Plan. Similarly, any shares cancelled in cashless exercises are not available for reissuance under the 2019 Equity Incentive Plan.

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How many securities have been granted pursuant to the 2019 Equity Incentive Plan since its approval by the Board of Directors?

As of the date of this proxy statement filing, options to purchase 771,656 shares of common stock and 1,218,239 shares of common stock have been awarded under the 2019 Equity Incentive Plan, with 1,010,105 shares of common stock remaining available for future awards under the 2019 Equity Incentive Plan, subject to annual increases in the discretion of the administrator of the 2019 Equity Incentive Plan.

What will be the exercise price, vesting terms and expiration date of options and awards under the 2019 Equity Incentive Plan?

The Administrator, in its sole discretion, determines the exercise price of any Options granted under the 2019 Equity Incentive Plan which exercise price shall be set forth in the agreement evidencing the Option, provided however that at no time shall the exercise price be less than $0.00001 par value per share of the Company’s common stock. Also, the exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Who is eligible to participate in the 2019 Equity Incentive Plan?” above), may not be less than 110% of such fair market value. The exercise price of non-statutory options may be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2019 Equity Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Administrator, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

Options and other ways for a grantee to pay the exercise price.

Options granted under the 2019 Equity Incentive Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator. The Administrator has the power to accelerate the time as of which an option may vest or be exercised. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Administrator. In the event a recipient’s employment or service with our Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

The expiration date of Options and other awards granted under the 2019 Equity Incentive Plan will be determined by the Administrator. The maximum term of options and performance shares under the 2019 Equity Incentive Plan is ten years, except that in certain cases the maximum term is five years.

What equitable adjustments will be made in the event of certain corporate transactions?

Upon the occurrence of:

(i)	the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)	the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)	in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Exchange Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

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Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

What happens to options upon termination of employment or other relationships?

The incentive stock options shall lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the 2019 Equity Incentive Plan, or within such period following a termination of service as shall have been determined by the Administrator and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service. Non-incentive stock options are governed by the related award agreements.

Will adjustments be made for tax withholding?

To the extent provided by the terms of an option or other award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing our Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Federal income tax consequences?

The following is a summary of the principal United States federal income tax consequences to the recipient and our Company with respect to participation in the 2019 Equity Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2019 Equity Incentive Plan generally have the following federal income tax consequences.

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There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of our company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from our company, may cause this limitation to be exceeded in any particular year.

May awards under the 2019 Equity Incentive Plan be modified after they are granted?

Yes. The Administrator may reprice any Stock Option without the approval of the stockholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of a Stock Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling a Stock Option at a time when its exercise price exceeds the fair market value of the underlying common stock, in exchange for another Stock Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by exchange or market on which the Company’s common stock then trades or is quoted. In addition to, and without limiting the above, the Administrator may permit the voluntary surrender of all or a portion of any Stock Option granted under the 2019 Equity Incentive Plan to be conditioned upon the granting to the participant of a new Stock Option for the same or a different number of shares of common stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such participant. Subject to the provisions of the 2019 Equity Incentive Plan, such new Stock Option shall be exercisable at such Option Price, during such option period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be cancelled and the shares of common stock previously subject to them shall be available for the grant of other Stock Options.

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May the 2019 Equity Incentive Plan be modified, amended or terminated?

The Board of Directors may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the 2019 Equity Incentive Plan, make all other determinations which are, in the Board of Directors’ judgment, necessary or desirable for the proper administration of the 2019 Equity Incentive Plan, amend the 2019 Equity Incentive Plan or a stock award as provided in Article XI of the 2019 Equity Incentive Plan, and/or terminate or suspend the 2019 Equity Incentive Plan as provided in Article XI thereof. Our Board of Directors may also amend the 2019 Equity Incentive Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our Board of Directors may submit any other amendment to the 2019 Equity Incentive Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable. The Board of Directors has submitted the Plan Amendment to the stockholders for approval pursuant to this Proposal 3.

Unless sooner terminated, the 2019 Equity Incentive Plan will terminate ten years from the date of its original adoption by our Board of Directors, i.e., in October 2029.

Reasons for and Purpose of the Amendment to the 2019 Equity Incentive Plan

The Board of Directors is seeking stockholder adoption of the Plan Amendment and the Second Amended and Restated 2019 Equity Incentive Plan to (a) clarify that the plan includes a limitation on the number of shares of common stock that may be issued pursuant to the plan; (b) include a 25 million share limit on the number of shares of common stock issuable upon exercise of incentive stock options granted under the plan; and (c) make certain other conforming changes to the plan.

The Plan Amendments are to ensure compliance with the Internal Revenue Code requirements for evergreen stock plans, as relates to incentive stock options.

A copy of the 2019 Equity Incentive Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference and is marked to show changes effected by the Amendment. The description below is a summary and not intended to be a complete description of the 2016 Plan. Please read the 2019 Equity Incentive Plan for more detailed information.

Amendment to the 2019 Equity Incentive Plan

Under this Proposal 2, our stockholders are being asked to approve an increase to the Share Limit by 2,000,000 shares.

For Proposal 2 to be approved, holders of a majority of all outstanding shares must vote FOR Proposal 2. Abstentions and broker non-votes (if any) will essentially be no votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 3: ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to hold office until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Suren Ajjarapu, Prashant Patel, Donald G. Fell, Michael L. Peterson, and Jeff Newell, all of whom are currently directors of our company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of April 24, 2023.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

Name	Position	Age	Director Since
Suren Ajjarapu	Chairman, Chief Executive Officer and Secretary	52	January 2014
Prashant Patel	Director, President, Chief Operating Officer and Chief Financial Officer	49	January 2014
Donald G. Fell	Director	77	January 2014
Michael L. Peterson	Director	60	January 2023
Jeff Newell	Director	65	September 2022

Suren Ajjarapu, Chairman of the Board, Chief Executive Officer and Secretary.

Mr. Ajjarapu has served as Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. Since March 2021, Mr. Ajjarapu has served on the Board of Directors of Oceantech Acquisition I Corp, a Special Purpose Acquisition Company (NASDAQ: OTEC). Mr. Ajjarapu is currently serving as a director of Ocean Biomedical Inc. (NASDAQ: OCEA) (f.k.a. Aesther Healthcare Acquisition Corp.), and is serving as Chairman of the Board of Kernel Group Holdings, Inc., a special purpose acquisition company (NASDAQ: KRNL). Mr. Ajjarapu has served on the Board of Directors of Kano Energy, Inc which is involved in developing renewable natural gas sites in USA since 2018. Mr. Ajjarapu has also served as Chairman of the Board of Directors of Feeder Creek Group, Inc., since March 2018. Feeder Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa. Mr. Ajjarapu was a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, COO, and Director Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Director Qualifications:

Our Board of Directors believes that Mr. Ajjarapu’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

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Prashant Patel, Director, President and Chief Operating Officer

Mr. Patel has served as our full-time President and Chief Operating Officer, and as a director since our acquisition of TRxADE Nevada on January 8, 2014. Effective March 6, 2023, Mr. Patel, was appointed as Interim Principal Financial/Accounting Officer of the Company following Ms. Janet Huffman’s notification to the Company on February 27, 2023, of the termination of her Offer Letter dated February 3, 2022. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over twenty years of experience in retail pharmacy and pharmaceutical logistics, and the founder of several pharmacies in the Tampa Bay, Florida area. Mr. Patel has been President and Member of Board of Trxade Nevada since August 2010. Since October 2008, Mr. Patel has been Managing Member of APAA LLC, a pharmacy and CEO of Pharmaceutical Returns Of America LLC, a pharmaceutical reverse distributor. Mr. Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, United Kingdom.

Director Qualifications:

Our Board of Directors believes that Mr. Patel’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Donald G. Fell, Director

Mr. Fell has served as an independent director of our company since January 2014. He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado, Springs. From December 2022, Mr. Fell has served as a director of Kernel Group Holdings, Inc., a special purpose acquisition company (NASDAQ: KRNL). Since March 2023, Mr. Fell has also served as a director of OceanTech Acquisition I Corp,, a special purpose acquisition company (NASDAQ: OTEC). From 1995 – 2012, Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute. He has also served as visiting professor of economics at the University of LaRochelle, France, and as adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has conducted graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe.

Director Qualifications:

Our Board of Directors believes that Mr. Fell’s extensive experience in the field of economics and business will provide us with valuable insight as we seek to execute our business strategy.

Michael L. Peterson, Director

Mr. Peterson commenced serving as President, Chief Executive Officer and as a member of the Board of Directors of Lafayette Energy Corp. in April 2022. Since September 2021, Mr. Peterson has served as a member of the Board of Directors, Audit Committee (Chair), Compensation Committee and Nominating and Corporate Governance Committee of Aesther Healthcare Acquisition Corp. (NASDAQ: AEHA), a special purpose acquisition company which merged with Ocean Biomedical, Inc (NASDAQ: OCEA) and continues to serve as an independent director of the merged company. Since December 2022, Mr. Peterson has also served as a director of Kernel Group Holdings, Inc., a special purpose acquisition company (NASDAQ: KRNL). Since March 2023, Mr. Peterson has also served as a director of OceanTech Acquisition I Corp,, a special purpose acquisition company (NASDAQ: OTEC). Mr. Peterson has served as the president of Nevo Motors, Inc. since December 2020, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Since May 2022, Mr. Peterson has served as a member of the Board of Directors and as the Chairperson of the Audit Committee of Trio Petroleum Corp., an oil and gas exploration and development company which is in the process of going public, since February 2021, Mr. Peterson has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Mr. Peterson served as an independent member of the Board of Directors of TRxADE HEALTH, Inc. (formerly Trxade Group, Inc.) from August 2016 to May 2021 (NASDAQ: MEDS). Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American: PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ: AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

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Director Qualifications:

Our Board of Directors believes that Mr. Peterson’s significant background in business management and with public corporations and financial planning make Mr. Peterson a significant addition to the Board.

Jeff Newell, Director

Mr. Jeff Newell has over forty years of experience in the healthcare industry. Since May 2003, Mr. Newell has served as the Chief Executive Officer of The Newell Group LLC, a healthcare consulting firm. Prior to that, from 2017 to 2021, he served as the Chief Executive Officer of Pharmacy Quality Solutions, a healthcare quality measuring and reporting company. He also previously served as the Vice President of Pharmacy Administration for Kmart Pharmacy/Sears Holding Corporation (2015-2017), a retail pharmacy and as Senior Vice President and Chief Compliance Officer for Millennium Long Term Care Pharmacy Systems (2012-2014), a long-term care pharmacy. Prior to that, he served in various other healthcare management roles, including serving as Chief Operating Officer of Quality Partners Rhode Island, a non-profit healthcare consulting group (2003-2011), in various roles, including as a Pharmacist, Corporate Analyst, Pharmacy Supervisor, Manager, and Director of Pharmacy Programs with CVS (1982-2003), and as a Co-Owner of, and Pharmacist with, Newell’s Pharmacy in New York (1980-1984). Throughout his career, Mr. Newell has served on many National, State and Local Boards, within the Healthcare Industry. Mr. Newell is retired and stays active within the industry through his consulting company (The Newell Group LLC). He consults with a select number of companies and individuals and leverages his expertise and vast network to drive improved performance. Mr. Newell is a member of the American Pharmacist Association and Rhode Island Pharmacist Association. He received his Bachelor of Science degree in Pharmacy from Albany College of Pharmacy & Health Sciences.

Director Qualifications:

Our Board of Directors believes that Mr. Newell is well qualified to serve on the Board of Directors because of his over forty years of experience in the healthcare industry; his proven track record of growing profitable organizations through strategic initiatives and the development of high-performance teams; and his prior service on many National, State and Local Boards, within the Healthcare Industry .

What Vote is Required to Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

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Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at five. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Abstentions and broker non-votes (if any) will essentially be no votes.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected MaloneBailey, LLP (“MaloneBailey”), as the Company’s independent auditors for the fiscal year ended December 31, 2023, and recommends that the stockholders vote to ratify such appointment. MaloneBailey previously served as the Company’s independent auditors for each of the fiscal years ended December 31, 2019 through 2022.

The Company does not anticipate a representative from MaloneBailey to be present at the annual stockholders meeting. In the event that a representative of MaloneBailey is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

Audit Fees

The following tables show the fees that were billed for the audit and other services provided by MaloneBailey, LLP for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees	$98,950	$81,500
All Other Fees	61,600	24,000
Total	$160,550	$106,000

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee (or the Board of Directors prior to the formation of the Audit Committee) pre-approved all services, audit and non-audit related, provided to us by MaloneBailey for 2022 and 2021.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of MaloneBailey to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of MaloneBailey as the Company’s independent auditor for the year ended December 31, 2023. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of MaloneBailey as our independent registered public accounting firm.

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Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of MaloneBailey.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

For Proposal 4 to be approved, holders of a majority of all outstanding shares must vote FOR Proposal 4. Abstentions and broker non-votes (if any) will essentially be no votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5: APPROVAL TO ADJOURN THE ANNUAL MEETING

This proposal will be presented to stockholders at the Annual Meeting to seek their approval of an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum.

If, at the Annual Meeting, the number of shares present or represented and voting to approve the presented proposals is not sufficient to approve such proposals, or if a quorum is not present, the Board currently intends to move to adjourn the Annual Meeting to enable the Board to solicit additional proxies for the approval of the presented proposals.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

For Proposal 5 to be approved, holders of a majority of all outstanding shares must vote FOR Proposal 5. Abstentions and broker non-votes (if any) will essentially be no votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (i) each executive officer, (ii) each member of our Board, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 9,318,708 shares of our common stock outstanding as of December 2, 2022.

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Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 2420 Brunello Trace, Lutz, FL 33558. All of the securities reported below are common stock shares as we do not currently have any other outstanding classes of stock other than our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (1)	2,288,824		24.6%
Prashant Patel, Director, COO, and President (2)	2,092,371		22.5%
Donald G. Fell, Director (3)	122,862		1.3%
Michael L. Peterson, Director	—		—
Jeff Newell, Director	—		—

All executive officers, directors and director nominees as a Group (six persons)	4,504,057		48.4%

Greater than 5% Stockholders
R.S.N, LLC (4)	500,001		5.4%
Armistice Capital Master Fund Ltd. (5)	1,034,500	(6)	11.1%

*	Less than 1%.

(1) Includes (i) 1,613,824 shares owned directly by Mr. Ajjarapu, (ii) 675,000 shares owned by Mr. Ajjarapu’s wife, which Mr. Ajjarapu claims beneficial ownership of, (iii) 212,500 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, (iv) 212,500 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, and which shares Mr. Ajjarapu is therefore deemed to beneficially own, and (v) options to purchase 14,584 shares of common stock granted in 2019, that are exercisable within 60 days of the Record Date.

(2) Includes (i) 1,675,704 shares owned directly by Mr. Patel, (ii) 416,667 shares owned by Rina Patel, Mr. Patel’s wife, which Mr. Patel claims beneficial ownership of, (iii) 400,000 shares owned by the Patel Trust; and (iv) options to purchase 14,584 shares of common stock granted in 2019, that are exercisable within 60 days of the Record Date, which Mr. Patel claims beneficial ownership of, as Trustee.

(3) Includes 49,281 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(4) The securities held by R.S.N., LLC are beneficially owned by Darshan Ran and Savitri Ram, its Members. Address: 744 Broadway Avenue, Orillia, Ontario, Canada. Information comes from the Schedule 13G/A filed by R.S.N., LLC with the SEC on October 8, 2019, which we do not know, nor have reason to believe, is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(5) The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Address 510 Madison Avenue, 7th Floor, New York, NY 10022.

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(6) Includes shares of common stock issuable upon exercise of Pre-Funded Warrants to purchase up to 601,740 shares of common stock, which are subject to a 9.99% beneficial ownership limitation and shares of common stock issuable upon exercise of the Private Placement Warrants, which are subject to a 4.99% beneficial ownership limitation.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of Trxade’s common stock as of [-], 2023, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at the Company’s corporate offices, located at 2420 Brunello Trace, Lutz, Florida 33558 at [-] [a.m./p.m.] local time.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, [-] shares of our common stock were outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 2420 Brunello Trace, Lutz, Florida 33558, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote at the Annual Meeting?

If on the record date your shares were registered directly in your name with our Transfer Agent, then you are a stockholder of record. Stockholders of record may vote by mail, by using the Internet, or by telephone, as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

● You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on [-], 2023.

● You may vote by using the Internet. The address of the website for Internet voting is www.[-]. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on [-], 2023, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. You may also vote by using the Internet during the Annual Meeting.

● You may vote by telephone. The toll-free telephone number is [-]. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on [-], 2023. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

When you vote by any of the above methods, you appoint Suren Ajjarapu, our Chairman, Chief Executive Officer and Secretary, and Prashant Patel, our President, Chief Operation Officer, Director and Interim Principal Financial/Accounting Officer, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

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In addition, the proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice, or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

● You may submit a subsequent proxy by mail with a later date, by using the Internet, or by telephone;

● You may deliver a written notice that you are revoking your proxy to the Secretary of Trxade at 2420 Brunello Trace, Lutz, Florida 33558; or

● You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

Under our bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were [-] shares of common stock outstanding and entitled to vote. Therefore, for us to have a quorum, shares entitled to [-] votes must be represented by stockholders present at the Annual Meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

● Proposal 1: To approve a proposal to authorize the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Certificate of Incorporation, as amended to the date of this proxy statement, to effect a reverse stock split of our issued and outstanding common stock at a ratio to be determined by the Board, ranging from one-for-ten to one-for-one hundred, with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than December 31, 2023, when the authority granted in this proposal to implement the Reverse Split would terminate;

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● Proposal 2: To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

● Proposal 3: To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Suren Ajjarapu, Prashant Patel, Donald G. Fell, Michael L. Peterson, and Jeff Newell;

● Proposal 4: To ratify the appointment of MaloneBailey LLP as our independent auditor for the fiscal year ending December 31, 2023; and

● Proposal 5: To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet, or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers, banks, or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposals 3, 4 and 5 are matters we believe will be considered routine and, therefore, brokers will have discretionary authority to vote on these proposals and there will not be any broker non-votes assuming the broker exercises its discretionary authority. Brokers do not always exercise this discretionary authority, and if your broker does not (and you have not given any voting direction), your shares will not be voted. We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Annual Meeting.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Approval of the reverse stock split of our common stock.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 1. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all outstanding shares. Abstentions and broker non-votes (if any) will essentially be no votes.

Proposal 2: Amendment to the 2019 Equity Incentive Plan.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 2. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all outstanding shares. Abstentions and broker non-votes (if any) will essentially be no votes.

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Proposal 3: Election of Directors.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 3. A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Abstentions and broker non-votes (if any) will essentially be no votes.

Proposal 4: Ratification of Appointment of Auditors.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 4. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all outstanding shares. Abstentions and broker non-votes (if any) will essentially be no votes.

Proposal 5: Approval of the adjournment of the Annual Meeting.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 5. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote FOR Proposals 1 through 5.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

●	Proposal 1: FOR the approval of the reverse stock split of our common stock;

●	Proposal 2: FOR the amendment to the 2019 Equity Incentive Plan;

●	Proposal 3: FOR the election of each director nominee;

●	Proposal 4: FOR the approval of ratification of appointment of auditors; and

●	Proposal 5: FOR the approval of the adjournment of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors, and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors, and employees will not be paid any additional compensation for soliciting proxies. Furthermore, we may also retain one or more third parties to aid in the solicitation of brokers, banks, and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find Trxade’s proxy materials on the Internet?

This Proxy Statement is available at our corporate website at http://www.[-]. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.[-], which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Trxade’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice and Proxy Statement. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice and the Proxy Statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the Notice and Proxy Statement at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement is available on our investor relations website located at http://www.[-]. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future proxy materials and annual reports on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our Annual Meetings and will give you an automatic link to the proxy voting site.

STOCKHOLDER PROPOSALS AND NOMINATIONS

As previously stated in our proxy statement filed with the SEC on April 21, 2022 in connection with the 2022 annual meeting of stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must have been received by the Secretary of the Company no later than the close of business on December 31, 2022 and otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our by-laws, in order to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the anniversary of the 2022 annual meeting of stockholders, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2023 annual meeting of stockholders.

Stockholders who wish to (a) nominate persons for election to the Board at the 2023 annual meeting of stockholders or (b) present a proposal at the 2023 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Trxade Health, Inc., 2420 Brunello Trace, Lutz, Florida 33558, Attention: Secretary, no earlier than December 31, 2022 and no later than March 16, 2023. However, if the 2023 annual meeting of stockholders is held earlier than May 4, 2023 or later than July 3, 2023, nominations and proposals must be received no later than the close of business on the later of (a) the 60th day prior to the 2023 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2023 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the bylaws.

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OTHER MATTERS

This Proxy Statement is available at our corporate website at http://www.[-]. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.[-], which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

[Name]

[Address]

Main: [-]

Direct: [-]

Email: [-]

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by mail, by signing and returning the enclosed proxy card, by using the Internet, or by telephone, so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Trxade Health, Inc.

Lutz, Florida

[-], 2023

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CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRXADE HEALTH, INC.

TRxADE Health Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

First: The name of the Corporation is TRxADE Health Inc.

Second: That the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) be amended by amending and restating Article V, Subsection 3, thereof to read as follows:

3. REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK

Effective as of the effective date of such Amendment as set forth below (the “Effective Time”), in a ratio to be determined by the Board, ranging from one-for-ten to one-for-one hundred, every [-] ([-]) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into One (1) share of Common Stock (the “Reverse Stock Split”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by [-] ([-]), subject to any adjustments for fractional shares as set forth below; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of capital stock to which such person is entitled under the foregoing reclassification. No fractional shares of capital stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional share of capital stock to which a stockholder would otherwise be entitled, the Corporation shall issue that number of shares of capital stock as rounded up to the nearest whole share. The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock, previously designated series of preferred stock or the par value thereof as set forth above in the preceding paragraphs.”

Third: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation shall be effective as of [-] on the __ day of _________, 2023.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to Second Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ___________ 2023.

TRXADE HEALTH, INC.

By:
Suren Ajjarapu
President and Chief Executive Officer

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